TWIN RIVER ANNOUNCES PRELIMINARY FOURTH QUARTER AND FULL YEAR RESULTS

STRONG FOURTH QUARTER PERFORMANCE PROVIDES MOMENTUM GOING INTO 2020

COMPANY PROVIDES 2020 GUIDANCE AND EXPANDS REMAINING CAPITAL RETURN PROGRAM BY $100 MILLION

Providence, Rhode Island (February 10, 2020) - Twin River Worldwide Holdings, Inc. (NYSE: TRWH) (the "Company", "Twin River" or "TRWH") announced preliminary estimates of operating results for the fourth quarter and full year ended December 31, 2019. Twin River expects to report its full 2019 results of operations in early March 2020.

Twin River's preliminary estimates for the fourth quarter and full year ended December 31, 2019 and actual results for the comparable periods in 2018 are as follows:

	Quarter Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
(in millions)	Estimated Range	Actual	Estimated Range	Actual
Revenue	$129.4 - $131.4	$111.4	$522.6 - $524.6	$437.5
Net income	$12.1 - $14.7	$22.1	$53.9 - $56.5	$71.4
Adjusted EBITDA(1)	$38.6 - $41.6	$37.0	$165.5 - $168.5	$165.7

(1) Adjusted EBITDA is a non-GAAP financial measure. Please refer to the tables in this press release for a reconciliation of all non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP.

George Papanier, President and CEO commented, “I am very pleased with the results of the fourth quarter, which reflect the continued stabilization in the New England market following the entrance of new competitors, and strong performance across our broader portfolio. We expect this momentum to continue into 2020, which is reflected in our full year 2020 guidance."

Mr. Papanier continued, “We're excited about the progress we've made as we continue to transform the Company. Over the last year or so, the steps we've taken to strategically and opportunistically grow and diversify the Company, have created significant shareholder value, returned meaningful capital and leave us well positioned for long-term growth.”
For the fourth quarter of 2019, Rhode Island operations are estimated between $69.0 million and $70.0 million of revenue, between $15.8 million and $17.1 million of net income and between $28.4 million and $30.4 million of Adjusted EBITDA. Biloxi and Dover operations are estimated between $31.0 million and $31.4 million and $27.4 million and $27.8 million of revenue, respectively, $3.7 million and $4.4 million and $1.7 million and $2.3 million of net income, respectively, and $8.6 million and $9.6 million and $5.0 million and $6.0 million of Adjusted EBITDA, respectively, for the same period.

For the full year ended December 31, 2019, Rhode Island operations are estimated between $305.8 million and $306.8 million of revenue, between $70.4 million and $71.7 million of net income and between $129.6 million and $131.6 million of Adjusted EBITDA. Biloxi and Dover operations are estimated between $127.2 million and $127.6 million and $80.6 million and $81.0 million of revenue, respectively, $17.8 million and $18.5 million and $5.6 million and $6.3 million of net income, respectively, and $36.8 million and $37.8 million and $16.2 million and $17.2 million of Adjusted EBITDA, respectively, for the same period.
Capital Return Program and Balance Sheet
Steve Capp, CFO, commented, "During the fourth quarter we continued to make significant investments under our previously announced capital return program with repurchases of approximately 2.5 million shares, for total consideration of $60.0 million, and we ended 2019 with common stock outstanding of approximately 32.1 million shares, representing a decrease of 22% from the balance of common stock outstanding at June 30, 2019."

The Company ended the 2019 year with estimated cash and cash equivalents and long-term debt of approximately $182.6 million and $680.6 million, respectively.
The Company announced that, earlier today, its Board of Directors approved an increase in its previously announced capital return program by $100 million, allowing for the continuation of opportunistic stock repurchases and other potential returns of capital. Prior to this increase, the Company had approximately $6.2 million remaining available under the $250 million program.
As previously noted, under the return of capital plan, stock repurchases may be effected in various ways, which could include open-market or private repurchase transactions, accelerated stock repurchase programs, tender offers or other transactions. The amount, timing and terms of any return of capital transaction will be determined based on prevailing market conditions and other factors. Twin River expects to fund any share repurchases and dividends from then existing capital resources. There is no fixed time period to complete stock repurchases.
Introduction of 2020 Guidance
Twin River is providing its financial outlook for the year ending December 31, 2020. The Company estimates Adjusted EBITDA for 2020 to be approximately $180 million, an approximate increase of 8% over the mid-point of the preliminary range for the same period in 2019 reported above. The Company anticipates that its annualized run-rate for Adjusted EBITDA coming out of 2020 will be approximately $190 million. The Company's guidance is based on current plans and expectations, contains a number of assumptions and includes the impact of its pending acquisition of properties in Kansas City, Missouri and Vicksburg, Mississippi from Eldorado Resorts, Inc., which the Company expects will be consummated early in the second quarter of 2020 pending regulatory approval in Missouri. The guidance is subject to a number of known and unknown uncertainties and risks, including those set forth under the Company's safe harbor statement under the Private Securities Litigation Reform Act of 1995 below.
Fourth Quarter Conference Call
The Company will hold a conference call and audio webcast tomorrow, Tuesday, February 11, 2020 at 8:00 a.m. EST to review its preliminary results for 2019 and guidance for 2020. To access the conference call, please dial (877) 791-0146 (U.S. toll-free) and reference conference ID number 7373745. The webcast of the call will be available to the public, on a listen-only basis, via the Internet at the Investors section of the Company’s website at www.twinriverwwholdings.com. An online archive of the webcast will be available on the Company’s website for 120 days. Supplemental materials have also been posted to the Investors section of the website, under Events & Presentations.
Note Regarding Preliminary Financial Performance Estimates
The preliminary estimates of Twin River’s financial results included in this release have been prepared by, and are the responsibility of, its management. Twin River’s independent registered public accountants, Deloitte & Touche LLP, have not audited, reviewed or performed any procedures with respect to such preliminary estimates of Twin River’s operating results. The information presented herein should not be considered a substitute for the financial information to be filed with the SEC in Twin River’s Annual Report on Form 10-K for the year ended December 31, 2019.
Twin River’s actual results of operations for the fourth quarter remain subject to the completion of its financial accounting closing process, which includes review by its management, audit committee and external auditors. During the financial closing process, Twin River may identify items that require Twin River to make adjustments to the preliminary estimates of its operating results set forth in this release. As a result, Twin River’s actual operating results could be outside of the ranges set forth herein and such differences could be material. Additionally, the estimates of Twin River’s net revenue, net income and Adjusted EBITDA set forth herein are forward-looking statements based solely on information available to Twin River as of the date of this release and may differ materially from its actual operating results. Therefore, shareholders should not place undue reliance on these preliminary estimates.
Reconciliation of GAAP Measures to Non-GAAP Measures
To supplement the financial information presented on a generally accepted accounting principles (“GAAP”) basis, Twin River has included in this press release preliminary estimates for Adjusted EBITDA on a consolidated basis but also for its Rhode Island, Dover and Biloxi reportable segments for 2019 and for 2020 current estimates of Adjusted EBITDA on a consolidated basis. Adjusted EBITDA is a non-GAAP financial measure, which excludes certain items included in the calculation of net income. The reconciliation of preliminary 2019 fourth quarter and full year estimates for this non-GAAP financial measure to its most comparable GAAP financial measure, net income, is presented in the tables below. The presentation of this non-GAAP financial measure is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Twin River believes that presenting this non-GAAP financial measure aids in making period-to-period comparisons and is a meaningful indication of its actual operating performance. Twin River's management utilizes and plans to utilize this non-GAAP financial information to compare Twin River's operating performance to comparable periods in prior years and to internally prepared projections. Twin River's Adjusted EBITDA may not be the same as or comparable to similar non-GAAP measures presented by other companies. All line items for the year ended December 31, 2019 are preliminary estimates.
The Company does not provide reconciliations of Adjusted EBITDA to net income on a forward-looking basis to its most comparable GAAP financial measure because the Company is unable to forecast the amount or significance of certain items required to develop meaningful comparable GAAP financial measures without unreasonable efforts. These items include depreciation, impairment charges, gains or losses on retirement of debt, acquisition, integration and restructuring expenses, interest expense, share-based compensation expense, professional and advisory fees associated with the Company's capital return program, variations in effective tax rate and expansion and pre-opening expenses, which are difficult to predict and estimate and are primarily dependent on future events, but which are excluded from the Company's calculations of Adjusted EBITDA. The Company believes that the probable significance of providing these forward-looking non-GAAP financial measures without a reconciliation to the most directly comparable GAAP financial measure, is that investors and analysts will have certain information that the Company believes is useful and meaningful regarding its operations, including its completed and proposed acquisitions and the estimated impact on those businesses’ results from the anticipated changes the Company is likely to make, or has made, to their operations, but will not have that information on a GAAP basis. Investors are cautioned that the Company cannot predict the occurrence, timing or amount of all non-GAAP items that may be excluded from Adjusted EBITDA in the future. Accordingly, the actual effect of these items, when determined could potentially be significant to the calculation of Adjusted EBITDA.
About Twin River
Twin River Worldwide Holdings, Inc. owns and manages seven casinos, two in Rhode Island, one in Mississippi, one in Delaware, and three casinos as well as a horse racetrack that has 13 authorized OTB licenses in Colorado. Properties include Twin River Casino Hotel (Lincoln, RI), Tiverton Casino Hotel (Tiverton, RI), Hard Rock Hotel & Casino (Biloxi, MS), Dover Downs Hotel & Casino (Dover, DE), Golden Gates Casino (Black Hawk, CO), Golden Gulch Casino (Black Hawk, CO), Mardi Gras Casino (Black Hawk, CO), and Arapahoe Park racetrack (Aurora, CO). Its casinos range in size from 1,000 slots and 32 table games facilities to properties with over 4,100 slots, approximately 125 table games, and 48 stadium gaming positions, along with hotel and resort amenities. Its shares are traded on the New York Stock Exchange under the ticker symbol “TRWH.”
Forward-Looking Statements
This communication contains "forward-looking" statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. All statements, other than historical facts, including future financial and operating results and the Company's plans, objectives, expectations and intentions, legal, economic and regulatory conditions are forward-looking statements. Forward-looking statements are sometimes identified by words like "may," "will," "should," "potential," "intend," "expect," "endeavor," "seek," "anticipate," "estimate," "overestimate," "underestimate," "believe," "could," "project," "predict," "continue," "target" or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) unexpected costs, charges or expenses resulting from the recently completed acquisition of Black Hawk, CO and the proposed acquisition of properties in Kansas City, Missouri and Vicksburg, Mississippi; (2) uncertainty of the expected financial performance of the Company, including the failure to realize the anticipated benefits of its acquisitions; (3) the Company’s ability to implement its business strategy; (4) the risk that stockholder litigation may result in significant costs of defense, indemnification and/or liability; (5) evolving legal, regulatory and tax regimes; (6) changes in general economic and/or industry specific conditions; (7) the effects of competition that exists in the gaming industry; (8) actions by third parties, including government agencies; (9) the risk that the proposed acquisitions of properties in Kansas City, Missouri and Vicksburg, Mississippi, and the proposed enhancements to those properties and their operations, may not be completed on the terms or in the time frame expected, or at all; (10) the risks related to the Company’s announcement of the proposed partnering with IGT Global Services (“IGT”) to create a new company jointly owned by the Company and IGT that will focus on creating and maintaining a competitive gaming machine offering, (11) the possibility that the anticipated operating results and other benefits of the proposed joint venture with IGT and proposed agreement with the State of Rhode Island related thereto are not realized when expected or at all or that the proposed joint venture is not consummated, and (12) other risk factors as detailed under Part I. Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 as filed with the Securities and Exchange Commission on April 1, 2019. The foregoing list of important factors is not exclusive. Any projections of future results of operations are based on a number of assumptions, many of which are outside the Company’s control and should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. Any forward-looking statements speak only as of the date of this communication. The Company does not undertake any obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Investor Contact	Media Contact
Steve Capp	Liz Cohen
Executive Vice President and Chief Financial Officer	Kekst CNC
401-475-8564	212-521-4845
InvestorRelations@twinriver.com	Liz.Cohen@kekstcnc.com

Reconciliation of Preliminary Estimated Net Income to
Preliminary Estimated Adjusted EBITDA (unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
(in millions)	at Midpoint	Actual	at Midpoint	Actual
Revenue	$130.4	$111.4	$523.6	$437.5

Net income	$13.4	$22.1	$55.2	$71.4
Interest expense, net of interest income	11.0	6.7	37.9	22.9
Provision for income taxes	4.4	5.8	20.0	26.4
Depreciation and amortization	9.0	6.8	32.3	22.3
Non-operating income	—	—	(0.2)	—
Acquisition, integration and restructuring expense	1.1	2.5	12.1	6.8
Expansion and pre-opening expenses	—	0.1	—	2.7
Newport Grand disposal loss	—	—	—	6.5
Share-based compensation	1.0	(8.8)	3.8	(1.5)
Professional and advisory fees associated with capital return program	—	—	3.5	—
Credit Agreement amendment expenses(1)	0.8	0.1	3.0	0.5
Gain on insurance recoveries(2)	(1.2)	—	(1.2)	—
Pension withdrawal expense(3)	—	—	—	3.7
Other(4)	0.6	1.7	0.6	4.0
Adjusted EBITDA	$40.1	$37.0	$167.0	$165.7
Amounts in the table may not subtotal due to rounding
(1) Credit Agreement amendment expenses include costs associated with amendments made to the Company’s Credit Agreement and Regulatory Agreement with Rhode Island as well as a $1.7 million loss incurred in 2019 related to the extinguishment and modification of debt, $1.5 million of which was recorded during the second quarter of 2019.

(2) Gain related to insurance recovery proceeds received for a damaged roof at the Company’s Arapahoe Park racetrack.
(3) Pension withdrawal expense represents the accrual for the New England Teamsters Multi-employer pension plan withdrawal liability.
(4) Other includes the following non-recurring items for the applicable periods (i) storm-related repair expenses, net of insurance recoveries, associated with damage from Hurricane Nate at Hard Rock Biloxi, (ii) a pension audit payment representing an adjustment to a charge for out-of-period unpaid contributions, inclusive of estimated interest and penalties, to one of the Company’s multi-employer pension plans, (iii) non-routine legal expenses incurred in connection with certain litigation matters (net of insurance reimbursements), (iv) expenses incurred associated with the Rhode Island State Police investigation into a tenant in the Lincoln property and a former employee of the Company, (v) expenses incurred associated with campaign to create an open bid process for the Rhode Island Lottery Contract (vi) legal and financial expenses associated with the Company’s review of strategic alternatives that began in April 2017.

Reconciliation of Preliminary Estimated Net Income to Preliminary Estimated
Adjusted EBITDA for the Quarter Ended December 31, 2019 at Midpoint (unaudited)

(in millions)	Rhode Island	Delaware	Biloxi	Other	Total
Revenue	$69.5	$27.6	$31.2	$2.1	$130.4

Net income	$16.5	$2.0	$4.1	$(9.2)	$13.4
Interest expense, net of interest income	—	—	—	11.0	11.0
Provision for income taxes	6.4	1.4	1.3	(4.7)	4.4
Depreciation and amortization	4.7	1.4	2.9	—	9.0
Acquisition, integration and restructuring expense	—	0.1	—	1.0	1.1
Share-based compensation	—	—	—	1.0	1.0
Credit Agreement amendment expenses(1)	—	—	—	0.8	0.8
Gain on insurance recoveries(1)	—	—	—	(1.2)	(1.2)
Other(1)	—	—	—	0.6	0.6
Allocation of corporate costs	1.8	0.6	0.8	(3.2)	—
Adjusted EBITDA	$29.4	$5.5	$9.1	$(3.9)	$40.1
Amounts in the table may not subtotal due to rounding
(1) See descriptions of adjustments in the "Reconciliation of Preliminary Estimated Net Income to Preliminary Estimated Adjusted EBITDA (unaudited)"

Reconciliation of Net Income to Adjusted EBITDA
for the Quarter Ended December 31, 2018 (unaudited)

(in millions)	Rhode Island	Biloxi	Other	Total
Revenue	$79.6	$29.9	$1.9	$111.4

Net income	$14.3	$3.7	$4.2	$22.1
Interest expense, net of interest income	2.2	—	4.5	6.7
Provision for income taxes	8.6	1.0	(3.7)	5.8
Depreciation and amortization	4.4	2.4	—	6.8
Acquisition, integration and restructuring expense	—	—	2.5	2.5
Expansion and pre-opening expenses	0.1	—	—	0.1
Share-based compensation	—	—	(8.8)	(8.8)
Credit Agreement amendment expenses(1)	—	—	0.1	0.1
Other(1)	1.4	(0.3)	0.6	1.7
Allocation of corporate costs	3.7	1.4	(5.1)	—
Adjusted EBITDA	$34.5	$8.2	$(5.7)	$37.0
Amounts in the table may not subtotal due to rounding
(1) See descriptions of adjustments in the "Reconciliation of Preliminary Estimated Net Income to Preliminary Estimated Adjusted EBITDA (unaudited)"

Reconciliation of Preliminary Estimated Net Income to Preliminary Estimated
Adjusted EBITDA for the Year Ended December 31, 2019 at Midpoint (unaudited)

(in millions)	Rhode Island	Delaware	Biloxi	Other	Total
Revenue	$306.3	$80.8	$127.4	$9.0	$523.6

Net income	$71.1	$6.0	$18.2	$(40.2)	$55.2
Interest expense, net of interest income	3.3	0.1	—	34.5	37.9
Provision for income taxes	26.7	2.9	5.1	(14.6)	20.0
Depreciation and amortization	18.4	4.0	9.7	0.1	32.3
Non-operating income	—	—	—	(0.1)	(0.2)
Acquisition, integration and restructuring expense	0.4	1.2	—	10.5	12.1
Share-based compensation	—	—	—	3.8	3.8
Professional and advisory fees associated with capital return program	—	—	—	3.5	3.5
Credit Agreement amendment expenses(1)	1.0	—	—	1.9	3.0
Gain on insurance recoveries(1)	—	—	—	(1.2)	(1.2)
Other(1)	(0.4)	—	0.1	0.9	0.6
Allocation of corporate costs	10.1	2.5	4.1	(16.8)	—
Adjusted EBITDA	$130.6	$16.7	$37.3	$(17.6)	$167.0
Amounts in the table may not subtotal due to rounding
(1) See descriptions of adjustments in the "Reconciliation of Preliminary Estimated Net Income to Preliminary Estimated Adjusted EBITDA (unaudited)"
Reconciliation of Net Income to Adjusted EBITDA for
the Year Ended December 31, 2018 (unaudited)

(in millions)	Rhode Island	Biloxi	Other	Total
Revenue	$302.7	$125.1	$9.7	$437.5

Net income	$68.8	$18.5	$(15.9)	$71.4
Interest expense, net of interest income	8.5	—	14.3	22.9
Provision for income taxes	28.7	5.0	(7.3)	26.4
Depreciation and amortization	12.9	9.3	0.2	22.3
Acquisition, integration and restructuring expense	—	—	6.8	6.8
Expansion and pre-opening expenses	2.7	—	—	2.7
Newport Grand disposal loss	6.5	—	—	6.5
Share-based compensation	—	—	(1.5)	(1.5)
Credit Agreement amendment expenses(1)	—	—	0.5	0.5
Pension withdrawal expense(1)	3.7	—	—	3.7
Other(1)	1.4	—	2.5	4.0
Allocation of corporate costs	10.0	4.1	(14.1)	—
Adjusted EBITDA	$143.2	$36.9	$(14.4)	$165.7
Amounts in the table may not subtotal due to rounding
(1) See descriptions of adjustments in the "Reconciliation of Preliminary Estimated Net Income to Preliminary Estimated Adjusted EBITDA (unaudited)"